Exhibit 1.1

Underwriting Agreement

As Representatives of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Aegon Ltd., an exempted company limited by shares registered under the laws of Bermuda (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the aggregate principal amount of its securities identified in Schedule I hereto, (the “Securities”), to be issued under an indenture (the “Base Indenture”) dated as of October 11, 2001 among the Company, AEGON Funding Company LLC and The Bank of New York Mellon Trust Company, N.A. (as successor Trustee to Citibank, N.A. under the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among the Company, AEGON Funding Company LLC, The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A., the “Trustee”), as supplemented and modified to the date hereof, and as shall be further supplemented and modified by a [•] supplemental indenture to be dated as of the Closing Date as defined hereinafter (the “[•] Supplemental Indenture” and collectively, with the Base Indenture as supplemented to the date hereof, the “Indenture”).

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No. [•]) covering the registration of various types of securities under the United States Securities Act of 1933, as amended (the “Securities Act”), including the Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act. The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement and includes any prospectus supplement that is filed with the Commission and deemed by virtue of Rule 430B to be part of the Registration Statement. The term “Basic Prospectus” means the prospectus dated [•], [•] included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement in the form filed pursuant to Rule 424(b) of the Securities Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act). The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. The preliminary prospectus, the Time of Sale Prospectus (as defined below) and the Prospectus will be used in connection with the offering and sale of the Securities.

As used in this Agreement, the following terms have the following meanings:

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the Securities Act.

“Time of Sale” means [•] (New York time) on [•], [•].

“Time of Sale Prospectus” means the preliminary prospectus, together with any Free Writing Prospectus listed on Schedule III hereof.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus”, “preliminary prospectus” and the “Time of Sale Prospectus” shall include, in each case, the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus, the preliminary prospectus and the Time of Sale Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) but, with respect to the Time of Sale Prospectus, shall not include any incorporated documents filed after the Time of Sale.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, incorporated by reference or deemed to be incorporated by reference in the Time of Sale Prospectus and the Prospectus, complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission thereunder and (iv) the Time of Sale Prospectus as of the Time of Sale did not contain and the Prospectus does not contain and the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in (A) that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (B) the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company (including its agents and representatives, other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer relating to the Securities that would constitute a Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act; (ii) other written communications approved in writing in advance by the Representatives including the term sheet substantially as set forth in Schedule I; or (iii) an electronic road show, if any, furnished to the Representatives for their approval before first use. Any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and has been, or will be, filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

(d) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule I hereto or the Registration Statement.

(e) The Company has been duly incorporated and is validly existing as an exempted company limited by shares registered under the laws of Bermuda, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(h) At the Closing Date (as defined below), the Securities will have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and, at the Closing Date, as defined hereinafter, will have been executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will, at the Closing Date, be a valid and legally binding instrument of the Company enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in, this Agreement, the Securities and the Indenture, will not contravene any provision of (i) applicable law or (ii) the Memorandum of Continuance and Bye-laws of the Company or any equivalent corporate governance document of any subsidiary or (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with any court, governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under this Agreement, the Securities and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states or the regulations of the Bermuda Monetary Authority in connection with the offer and sale of the Securities.

(k) There are (i) no legal or governmental, administrative or other proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (A) except as disclosed in the Time of Sale Prospectus, would have a Material Adverse Effect or in any manner question the validity of this Agreement, the Indenture or the Securities or the ability of the Company to perform its obligations thereunder or (B) are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described and (ii) no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the Time of Sale).

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and the Basic Prospectus complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(o) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and the Company was and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(p) There exists no event or circumstance which is or may (with the passing of time, the giving of notice, the making of any determination, or any combination thereof) constitute, if any Securities were then in issue, the Company’s winding up, bankruptcy or moratorium if that constitutes a liquidation.

(q) [Reserved.]

(r) Neither the Company, nor, to the best of its knowledge, any of its Subsidiaries, nor, to the best of its knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Company, or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law or regulation enacted in any jurisdiction including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 (together, the “Anti-Bribery and Corruption Laws”); or made, offered or promised to make, or authorized the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law or regulation.

(s) To the best of the Company’s knowledge and belief, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Company or its Subsidiaries or any of its directors, officers, employees, associated parties or persons acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws.

(t) The Company and its Subsidiaries have instituted and will maintain and enforce policies and procedures designed to ensure compliance with the Anti-Bribery and Corruption Laws.

(u) The Company will not directly or indirectly use, lend or contribute the proceeds raised under this Agreement and the Indenture for any purpose that would breach the Anti-Bribery and Corruption Laws.

(v) Neither the Company nor, to the best of its knowledge, any of its Subsidiaries nor, to the best of its knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries are currently (i) the subject of any economic sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC Sanctions”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”)), the United Nations Security Council, the European Union, the U.K. government and any other relevant sanctions authority (collectively, the “Sanctions”) or (ii) located or operating in a country or territory that is the subject of Sanctions, and that the Company will not, directly or indirectly, use the proceeds raised in connection with the issue of the Securities or lend, contribute or otherwise make available such proceeds to any person or entity (whether or not related to the Company) for the purpose of financing the activities or business of or with any person or entity that, at the time of such financing, is the subject of any Sanctions or is organized, resident, operating or is located in a country or territory that is the subject or the target of country-wide or region-wide Sanctions that would prohibit or restrict dealings with an entity or individual organized, operating or resident in such a country or region (including without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria, each, a “Sanctioned Country”).

(w) The operations of the Company and, to the best of its knowledge, its Subsidiaries (i) are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and applicable money laundering statutes in Bermuda and the United States of America and of the jurisdictions in which the Company and its Subsidiaries conduct its business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”) and (ii) have instituted and will maintain and enforce policies and procedures designed to ensure compliance with the Anti-Money Laundering Laws; (iii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or, to the knowledge of the Company after due and careful inquiry, any of its Subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Company’s knowledge, no such actions, suits or proceedings are threatened and (iv) shall not directly or indirectly use the transaction proceeds for any purpose that would breach Anti-Money Laundering Laws.

2. Agreements to Sell and Purchase. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto, at the purchase price of [•]% (being equal to the issue price of [•]% less a gross spread of [•]% representing commissions to be paid to the Underwriters) of the principal amount of the Securities plus accrued interest, if any, from [•], [•] if settlement occurs after that date.

3. Terms of the Offering. The Company is advised by you that the Underwriters propose to offer the Securities for sale to the public as set forth in the Time of Sale Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in immediately available funds in New York, New York against delivery of such Securities for the respective accounts of the several Underwriters by [•] am, New York time, on [•], [•], or at such other place and time and date as the Representatives and the Company may agree upon in writing or as provided in Section 10. The time and date of such payment are herein referred to as the “Closing Date”.

Delivery of the Securities shall be made through the facilities of The Depositary Trust Company.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the Time of Sale and prior to the Closing Date there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Onno van Klinken, general counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion of [•], outside Bermuda counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Latham & Watkins LLP, outside U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of [•], outside U.S. counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion of [•], counsel for the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h) The Underwriters shall have received on the date hereof, and on the Closing Date, a letter dated as of the date hereof and the Closing Date, respectively, in form and substance reasonably satisfactory to the Underwriters, from [each of] EY Accountants B.V. [and PricewaterhouseCoopers Accountants N.V.], independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York, New York, without charge, prior to 10:00 am New York time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) below, as many copies of the Prospectus, each Free Writing Prospectus, the Time of Sale Prospectus and/or the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus and/or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To prepare any Free Writing Prospectus to be included in the Time of Sale Prospectus in relation to the Securities in a form which shall be provided to the Representatives for their review and comment prior to the Time of Sale.

(d) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form which shall be provided to the Representatives for their review and comment prior to any filing and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which any Free Writing Prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare (subject to Sections 6(b) and 6(c) hereof), file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that any Free Writing Prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered or made available to investors in connection with sales by an Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare (subject to Section 6(b) hereof), file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Company, will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Free Writing Prospectus. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Underwriters reasonably object. The Company will not take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(h) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i) If the Time of Sale Prospectus indicates that the Securities are expected to be listed on the New York Stock Exchange, to use all reasonable efforts to list the Securities on the New York Stock Exchange.

(j) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) Pursuant to reasonable procedures developed in good faith, to retain copies of each Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 under the Securities Act.

(l) Except as otherwise expressly provided or agreed, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Free Writing Prospectus or the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the delivery of the Securities to the Underwriters, including any taxes payable thereon, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the fees and disbursements of the Trustee and its counsel, and (v) any fees charged by rating agencies for the rating of the Securities. Except as expressly provided otherwise, the Underwriters shall pay all their costs and expenses including, without limitation, fees and disbursements of their counsel.

7. Covenants of Underwriters.

(a) Each Underwriter understands that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Securities, or the possession, circulation or distribution of the Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus or any other material relating to the Company in any jurisdiction where action for that purpose is required.

(b) (i) Each of the Underwriters has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (ii) each of the Underwriters has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(c) Each Underwriter represents and agrees that it has not offered, sold, directly or indirectly, or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision, (a) the expression “retail investor” means a person who is one (or more) of the following (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(d) The Underwriters will not take any action (including without limitation, the possession or distribution of the Preliminary Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus, the Prospectus or any other offering document or any publicity or other material relating to the Securities) in any country or jurisdiction where such action would (i) result in any violation of applicable law, or (ii) cause the issuance of the Securities to be considered an offering to the public under applicable law.

(e) The Underwriters shall not use, refer to or distribute any Free Writing Prospectus except:

(i) a Free Writing Prospectus that (A) is not an Issuer Free Writing Prospectus, and (B) contains only information describing the preliminary terms of the Securities or their offering, which information is limited to the categories of terms referenced on Schedule I or otherwise permitted under Rule 134 of the Securities Act;

(ii) a Free Writing Prospectus as shall be agreed in writing with the Company that has not been distributed, used or referenced by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Company consents in writing to such dissemination; and

(iii) a Free Writing Prospectus identified in Schedule III hereto as forming part of the Time of Sale Prospectus.

The Company hereby agrees that the Underwriters shall distribute to investors a Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Schedule I hereto and that such Free Writing Prospectus shall be filed by the Company in accordance with Rule 433(d) and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any Time of Sale Prospectus and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (1) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (2) does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the principal amount of Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally, or trading in the Company’s common shares, shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or Euronext Amsterdam N.V., (b) a material disruption in securities settlement, payment or clearance services in the United States or The Netherlands shall have occurred, (c) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or by the competent governmental or regulatory authorities in The Netherlands or (d) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment after consultation with us, to the extent practicable, is material and adverse and which, singly or together with any other event specified in this clause (d), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Arm’s Length Relationship; No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Submission to Jurisdiction; Appointment of Agent for Service.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities, and agrees that any such suit, action, or proceeding may be brought in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably designates and appoints [•], [•], as its authorized agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New

York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

AEGON LTD.

By:
Name:
Title:

Accepted as of the date hereof.

[•] [•] [•] [•] Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	[•]

By:
Name:
Title:

By:	[•]

By:
Name:
Title:

By:	[•]

By:
Name:
Title:

By:	[•]

By:
Name:
Title:

SCHEDULE I

FINAL PRICING TERM SHEET

DATE: [•], [•]

This communication relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated [•], [•] and the

Prospectus dated [•], [•] relating to these securities.

ISSUER:
SECURITIES OFFERED:
FORMAT:
AGGREGATE PRINCIPAL
AMOUNT:
FORM AND DENOMINATION:
TRADE DATE:
SETTLEMENT DATE:
MATURITY DATE:
INTEREST RATE:
PRICE TO PUBLIC PER
SUBORDINATED NOTE:
UNDERWRITING DISCOUNT:
PRICE TO ISSUER:
PROCEEDS, BEFORE
EXPENSES, TO THE ISSUER:
INTEREST PAYMENT DATES:
OPTIONAL REDEMPTION:
LISTING:
CUSIP / ISIN:
JOINT BOOK-RUNNING MANAGERS:
CO-MANAGERS:

The Company has filed a registration statement (including a preliminary prospectus supplement and prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free: [•] at [•], [•] at [•], [•] at [•] or [•] at [•].

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
[•]	$	[	•]
[•]		[	•]
[•]		[	•]
[•]		[	•]

Total	$	[	•]

SCHEDULE III

Free Writing Prospectus filed with the Commission under Rule 433

1. Final Term Sheet containing the final terms of the Securities substantially as set forth in Schedule I hereto